Exhibit 23.1

CONSENT OF IDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Registration Statement on Form S-1 of our report dated December 24, 2010, relating to the financial statements of Solar Park Initiatives, Inc. We also consent to the reference to our firm under the headings “Experts” in such registration statement.

/s/L.L. Bradford & Company, LLC

Las Vegas, Nevada
December 28, 2010